     As filed with the Securities and Exchange Commission on July 17, 1998
                                                      Registration No.333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933


                             ARTHROCARE CORPORATION
             (Exact name of registrant as specified in its charter)


                          Delaware                                                       94-3180312
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)


                            595 North Pastoria Avenue
                           Sunnyvale, California 94086
                    (Address of principal executive offices)


                              INCENTIVE STOCK PLAN
                            (Full title of the Plan)


                                MICHAEL A. BAKER
                      President and Chief Executive Officer
                             ArthroCare Corporation
                            595 North Pastoria Avenue
                           Sunnyvale, California 94086
                                 (408) 736-0224
            (Name, address and telephone number of agent for service)


                                   Copies to:
                              J. Casey McGlynn,Esq
                             Robert D. Brownell,Esq
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

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

=========================================================================================
                            CALCULATION OF REGISTRATION FEE
=========================================================================================
                                                  Proposed      Proposed
          Title of                                 Maximum       Maximum
         Securities                   Amount      Offering      Aggregate      Amount of
           to be                      to be        Price        Offering     Registration
         Registered                 Registered    Per Share       Price           Fee
         ----------                 ----------    ---------     ---------    ------------
Incentive Stock Plan
Common Stock, $.001 par value        750,000(1)   $17.1563    $12,867,225(2)   $3,795.83


(1) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's Incentive Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on May 21, 1998 increasing the number of shares authorized for issuance thereunder by an aggregate of 750,000 shares from an old total of 1,536,025 (of which 1,380,388 were registered under the Registrant's S-8 Registration Statement (file no. 333- 06297)) to a new total of 2,286,025.

(2) Calculated solely for the purpose of determining the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market System on July 10, 1998 in accordance with Rule 457(h)(1).

  STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES.

        This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Incentive Stock Plan. Accordingly, the contents of the Previous Form S-8 (File No. 333-06297), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

        o Annual Report on Form 10-K for the fiscal year ended January 3, 1998, filed as of April 3, 1998.

        o Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1998, filed as of May 19, 1998.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    EXHIBITS.


      Exhibit
      Number                           Document
      ------                           --------
        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the
                legality of securities being registered

        23.1    Consent of PricewaterhouseCoopers LLP, Accountants

        23.2    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
                Exhibit 5.1 hereto)

        24.1    Power of Attorney (see page II-5)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 17th day of July, 1998.


                              ARTHROCARE CORPORATION


                              By:  /s/ Christine Hanni
                                ------------------------------------------------
                                Christine Hanni
                                Vice President, Finance, Chief Financial Officer and Assistant Secretary
                                (Principal Financial and Accounting Officer)

                              By:  /s/ Michael A. Baker
                                ------------------------------------------------
                                Michael A. Baker
                                President and Chief Executive Officer
                                (Principal Executive Officer)

                                POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christine Hanni and Michael A. Baker, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                 TITLE                             DATE
/s/ Michael A. Baker                          President and Chief Executive          July 17, 1998
------------------------------------      Officer (Principal Executive Officer)
       Michael A. Baker                             and Director

/s/ Christine Hanni                        Vice President, Finance, Chief            July 17, 1998
------------------------------------      Financial Officer (Principal Financial
       Christine Hanni                       and Accounting Officer) and
                                               Assistant Secretary

/s/ Annette Campbell-White                           Director                        July 17, 1998
------------------------------------
       Annette Campbell-White

/s/ Philip E. Eggers                                 Director                        July 17, 1998
------------------------------------
  Philip E. Eggers

/s/ C. Raymond Larkin, Jr.                           Director                        July 17, 1998
------------------------------------
       C. Raymond Larkin, Jr.

/s/ John S. Lewis                                    Director                        July 17, 1998
------------------------------------
      John S. Lewis

/s/ Robert R. Momsen                                 Director                        July 17, 1998
------------------------------------
       Robert R. Momsen

/s/ Hira V. Thapliyal                                Director                        July 17, 1998
------------------------------------
       Hira V. Thapliyal

                               INDEX TO EXHIBITS

      Exhibit
      Number                           Description
      ------                           -----------
        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the
                legality of securities being registered

        23.1    Consent of PricewaterhouseCoopers LLP, Accountants

        23.2    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
                Exhibit 5.1 hereto)

        24.1    Power of Attorney (see page II-3)